UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 17th Street, Suite 1300

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 228-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2008, The Parent Company and its subsidiaries BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers (collectively with The Parent Company, the “Borrowers”), eToys Direct 1, LLC, eToys Direct 2, LLC, eToys Direct 3, LLC and Gift Acquisition, L.L.C., as guarantors (collectively, the “Guarantors”), and The CIT Group/Business Credit, Inc., as administrative agent and collateral agent (the “Agent”) and lender, entered into an amendment to the Amended and Restated Credit Agreement dated as of October 12, 2007 (as amended, the “Credit Agreement”). The amendment, among other things, (i) increases the amount of funds that can be borrowed under the revolver, which amount is to be reduced in increments over specified time periods and (ii) changes the maturity date of the facility to December 31, 2008, unless certain conditions are met, in which case the maturity date will be extended to December 31, 2009. In connection with the amendment, D. E. Shaw Laminar Lending, Inc. (“Laminar”) agreed to extend its limited guaranty of the Borrowers’ obligations under the Credit Agreement and Laminar’s related cash pledge in favor of the Agent.

On October 31, 2008, the Borrowers entered into a letter agreement with Laminar, effective as of September 1, 2008, pursuant to which Laminar agreed, on a one-time basis, to extend the due date to October 31, 2008 for certain fees payable by the Borrowers pursuant to the Compensation Agreement dated as of February 1, 2008, between Laminar and the Borrowers. Such fees, plus accrued and unpaid interest, were paid on October 31, 2008.

Also on October 31, 2008, the Borrowers and the Guarantors entered into a letter agreement with Laminar Direct Capital, L.L.C. (“LDC”), effective as of October 1, 2008, pursuant to which LDC agreed, on a one-time basis, to extend the due date to October 31, 2008 for interest payable by the Borrowers on the subordinated senior secured (second lien) notes issued pursuant to the Investment Agreement dated as of July 10, 2008, among the Borrowers, the Guarantors, and LDC, as collateral agent and lender thereunder. Such interest payment, including accrued and unpaid interest thereon, was paid on October 31, 2008.

In addition, the registrant, LDC and John C. Textor amended and restated, as of October 31, 2008, the Registration Rights Agreement entered into among the parties as of July 10, 2008. Under the Registration Rights Agreement, as amended and restated, the registrant agreed, among other things, to provide LDC a demand registration right in lieu of the registrant’s prior obligation to immediately register the shares of common stock issuable upon exercise of the warrants received by LDC in connection with the Investment Agreement and other restricted shares of common stock held by LDC. The registrant agreed to continue current efforts to register Mr. Textor’s shares of common stock. LDC and Mr. Textor also waived any liquidated damages applicable under the original Registration Rights Agreement.

Each of Laminar and LDC is an affiliate of D. E. Shaw Laminar Acquisition Holdings 3, L.L.C., which owns a majority of the outstanding common stock of the registrant. Mr. Textor is Vice Chairman of the registrant’s board of directors.

The foregoing description of the amendment to the Credit Agreement, the letter agreements and the amended and restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of such amendment, the separate letter agreements and the amended and restated Registration Rights Agreement filed as Exhibits 10.1 through 10.4 to this report, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, and The CIT Group/Business Credit, Inc. as administrative agent, collateral agent and lender.

10.2	Letter Agreement, dated October 31, 2008 and effective as of September 1, 2008, among D. E. Shaw Laminar Lending, Inc., The Parent Company and the additional Borrowers named therein.

10.3	Letter Agreement, dated October 31, 2008 and effective as of October 1, 2008, among Laminar Direct Capital, L. L. C., The Parent Company, the additional Borrowers named therein and the Guarantors named therein.

10.4	Amended and Restated Registration Rights Agreement, dated as of October 31, 2008, among The Parent Company, Laminar Direct Capital, L.L.C. and John C. Textor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

November 6, 2008	By:	/s/ Barry Hollingsworth
		Name:	Barry Hollingsworth
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, and The CIT Group/Business Credit, Inc. as administrative agent, collateral agent and lender.

10.2	Letter Agreement dated October 31, 2008 and effective as of September 1, 2008, among D. E. Shaw Laminar Lending, Inc., The Parent Company and the additional Borrowers named therein.

10.3	Letter Agreement dated October 31, 2008 and effective as of October 1, 2008, among Laminar Direct Capital, L. L. C., The Parent Company, the additional Borrowers named therein and the Guarantors named therein.

10.4	Amended and Restated Registration Rights Agreement, dated as of October 31, 2008, among The Parent Company, Laminar Direct Capital, L.L.C. and John C. Textor.